As filed with the Securities and Exchange Commission on August 3, 2018

Registration No. 333-225826

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3409596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address, including Zip Code, of Principal Executive Offices)

Molecular Templates, Inc. 2018 EQUITY INCENTIVE PLAN

(Full title of the plan)

Eric E. Poma, Ph.D.

Chief Executive Officer and Chief Scientific Officer

Molecular Templates, Inc.

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(512) 869-1555

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2) B) of the Securities Act.  ☐

EXPLANATORY NOTE

This post-effective amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-225826) of Molecular Templates, Inc. (the “Registrant”) filed with the Securities and Exchange Commission on June 22, 2018 (the “Registration Statement”) with respect to 4,901,689 shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), thereby registered for issuance under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”).

The Registrant is filing this Post-Effective Amendment to amend the chart set forth in footnote (2) to the Calculation of Registration Fee for the Registration Statement, and such chart is hereby amended as follows:

(2)

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock-based awards have not yet been granted and the purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Capital Market as of a date (June 19, 2018) within five business days prior to filing this Registration Statement. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2018 Plan	1,432,037	$6.31	(2)(i)	$9,036,153.47
Shares reserved for future grant under the 2018 Plan	3,469,652	$5.20	(2)(ii)	$18,042,190.40
Proposed Maximum Aggregate Offering Price				$27,078,343.87
Registration Fee				$3,371.25

This amended Calculation of Registration Fee shows an increase of $66.51 to the Amount of Registration Fee owed pursuant to the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on August 3, 2018.

MOLECULAR TEMPLATES, INC.

By:	/s/ Eric E. Poma, Ph.D.
Eric E. Poma, Ph.D. Chief Executive Officer and Chief Scientific Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric E. Poma, Ph.D.	Chief Executive Officer (Principal Executive Officer) and Director	August 3, 2018
Eric E. Poma, Ph.D.

/s/ Adam D. Cutler	Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2018
Adam D. Cutler

*	Director	August 3, 2018
Harold E. Selick, Ph.D.

*	Director	August 3, 2018
David Hirsch, MD, Ph.D.

*	Director	August 3, 2018
David Hoffmann

*	Director	August 3, 2018
Kevin Lalande

*	Director	August 3, 2018
Jonathan Lanfear

*	Director	August 3, 2018
Scott Morenstein

* By:	/s/ Adam D. Cutler
Adam D. Cutler (Attorney-in-fact)